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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)         January 14, 1998
                                                  -----------------------------


                           PARK-OHIO INDUSTRIES, INC.
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             (Exact name of registrant as specified in its charter)



     Ohio                       0-3134                      34-6520107
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(State or other               (Commission                  (IRS Employer
jurisdiction of                File Number)               Identification No.)
incorporation)


      23000 Euclid Avenue
      Cleveland, Ohio                                          44117
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(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code       (216) 692-7200
                                                   ----------------------------




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ITEM 5.        OTHER EVENTS
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               On January 14, 1998, Park-Ohio Industries, Inc. ("Park-Ohio"),
entered into a $100 million revolving senior credit facility (the "Credit Facility") with a group of three banks. The three banks are Key Bank National Association, The Huntington National Bank, and Mellon Bank, N.A. The Credit Facility has an initial term ending April 30, 2001, with one year renewal options thereafter.

               Amounts borrowed under the Credit Facility will bear interest at the option of Park-Ohio, at either (I) one hundred (100) basis points below the Adjusted Prime Rate or (II) LIBOR plus ninety (90) basis points. Obligations under the Credit Facility will be guaranteed by subsidiaries of Park-Ohio.

               The Credit Facility contains customary representations, warranties, affirmative and negative covenants and events of default for facilities of this type. The Credit Facility contains two financial covenants; interest coverage and senior funded indebtedness to capitalization.


ITEM 7.        FINANCIAL STATEMENTS AND EXHIBITS
------         ---------------------------------

               1.   (c)    Exhibits

                           4.1 Credit Agreement dated January 14, 1998, among Park-Ohio Industries, Inc. and various financial institutions.



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                                   SIGNATURES
                                   ----------


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

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
Dated: January 23, 1998             PARK-OHIO INDUSTRIES, INC.
                                    --------------------------
                                            (Registrant)


                                    By:  /s/ James S. Walker
                                       ---------------------------
                                    Name:     James S. Walker
                                    Title:    Vice President and Chief Financial Officer
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                                  EXHIBIT INDEX


Exhibit No.                   Exhibit
-----------                   -------

4.1 Credit Agreement dated January 14, 1998, among Park-Ohio Industries, Inc. and various financial institutions.


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